As filed with the Securities and Exchange Commission on August 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN OUTDOOR BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4630928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1800 North Route Z

Columbia, Missouri 65202

(Address of Principal Executive Offices) (Zip Code)

American Outdoor Brands, Inc. 2020 Incentive Compensation Plan

American Outdoor Brands, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Brian D. Murphy

President and Chief Executive Officer

American Outdoor Brands, Inc.

1800 North Route Z

Columbia, Missouri 65202

(Name and address of agent for service)

(800) 338-9585

(Telephone number, including area code, of agent for service)

Copies to:

Robert S. Kant Katherine A. Beck John A. Shumate Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, Arizona 85016 (602) 445-8000	Douglas V. Brown Chief Counsel, American Outdoor Brands, Inc. 1800 North Route Z Columbia, Missouri 65202 (800) 338-9585

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,397,510 shares(3)	$18.99	$26,531,727	$3,443.82
Common Stock, par value $0.001 per share	419,253 shares(4)	$18.99	$7,959,518	$1,033.15
Total				$4,476.96

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of American Outdoor Brands, Inc. (the “Registrant”) common stock that may become issuable under the American Outdoor Brands, Inc. 2020 Incentive Compensation Plan (the “Incentive Compensation Plan”) and the American Outdoor Brands, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of common stock of the Registrant.

(2)

Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the common stock trading on a “when issued” basis as reported by the Nasdaq Stock Market LLC on August 18, 2020.

(3)	Represents shares of common stock authorized for issuance under the Incentive Compensation Plan.

(4)	Represents shares of common stock authorized for issuance under the ESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

American Outdoor Brands, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the registration statement on Form 10 (File No. 001-39366), filed by the Registrant with the Commission on July 2, 2020, as amended by Amendment No. 1, filed on July 13, 2020, including the description of the Registrant’s common stock contained therein, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) the Registrant’s amended and restated certificate of incorporation contains a provision limiting the personal liability of a director of the Registrant to the Registrant or the stockholders of the Registrant for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

As permitted by Section 145 of the DGCL, the amended and restated bylaws of the Registrant provide that the Registrant shall indemnify, to the fullest extent permitted by applicable law, any individual who is or was made or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that such individual is or was a director or officer of the Registrant or a director level or above employee of the Registrant or any of its consolidated subsidiaries (as shown in the Registrant’s or the applicable covered subsidiary’s, as the case may be, human resources records) or, while a director or officer of the Registrant or a director level or above employee of the Registrant or any of its consolidated subsidiaries (as shown in the Registrant’s or the applicable covered subsidiary’s, as the case may be, human resources records), is or was serving at the request of the Registrant or any of its consolidated subsidiaries as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such individual.

As permitted by Section 145 of the DGCL, the amended and restated bylaws of the Registrant also require the Registrant to advance expenses (including legal expenses), to the fullest extent permitted by applicable law, incurred by an individual described above in defending any proceeding in advance of its final disposition, except that such payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by such individual to repay all amounts advanced if it should be ultimately determined that such individual is not entitled to be indemnified under the indemnification provisions of the amended and restated bylaws of the Registrant or otherwise.

In addition, under the amended and restated bylaws of the Registrant, if a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under the indemnification provisions of the amended and restated bylaws of Registrant is not paid in full within thirty (30) days after a written claim therefor by the individual entitled thereto has been received by the Registrant, such individual may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. The Registrant’s amended and restated bylaws provide that in any such action, the Registrant shall have the burden of proving that such individual is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 145(f) of the DGCL and the amended and restated bylaws of the Registrant provide that the rights conferred on any individual under the indemnification provisions of the amended and restated bylaws of the Registrant are not exclusive of any other rights which such individual may have or acquire under any statute, provision of the certificate of incorporation of the Registrant, the bylaws of the Registrant, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under such section.

In addition, the Registrant has entered into indemnification agreements with the individuals currently serving as directors or executive officers of the Registrant providing for additional rights of such individuals with respect to indemnification and advancements. The Registrant intends to enter into a similar indemnification agreement with its future directors and executive officers.

The foregoing is only a general summary of certain aspects of Delaware law, the Registrant’s amended and restated bylaws, and the indemnification agreements dealing with indemnification of directors and executive officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Delaware law, the Registrant’s amended and restated bylaws, and the indemnification agreements.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of American Outdoor Brands, Inc.*

4.2	Form of Amended and Restated Bylaws of American Outdoor Brands, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10 filed by the Registrant on July 2, 2020)

4.3	American Outdoor Brands, Inc. 2020 Incentive Compensation Plan*

4.4	American Outdoor Brands, Inc. 2020 Employee Stock Purchase Plan*

5	Opinion of Greenberg Traurig, LLP*

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm*

24	Power of Attorney (included in the Signatures section of this Registration Statement)

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, state of Missouri, on August 21, 2020.

AMERICAN OUTDOOR BRANDS, INC.

By:	/s/ Brian D. Murphy
Brian D. Murphy
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Brian D. Murphy and H. Andrew Fulmer and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Brian D. Murphy Brian D. Murphy	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 21, 2020

/s/ H. Andrew Fulmer H. Andrew Fulmer	Chief Financial Officer, Treasurer, and Secretary (Principal Financial and Accounting Officer)	August 21, 2020